UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2024

MGO Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41592	87-3929852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1515 SE 17th Street, Suite 121/#460236 Fort Lauderdale, Florida	33346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 913-3316

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	MGOL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As disclosed in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 20, 2024, on June 18, MGO Global, Inc., a Delaware corporation (the “Company” or “MGO”) entered into a definitive Business Combination Agreement and Plan of Merger (the “Business Combination Agreement”) with Heidmar, Inc., (“HMI” or “Heidmar”), a company organized under the laws of the Republic of the Marshall Islands, Heidmar Maritime Holdings Corp., a company organized under the laws of the Republic of the Marshall Islands (“Holdings”), and HMR Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“Merger Sub”), and Rhea Marine Ltd. and Maistros Shipinvest Corp (the “HMI Shareholders”).

On December 17, 2024 MGO and HMI amended the Business Combination Agreement to:

(i)	change the year of the financial tests that determine whether the Heidmar Shareholders will receive Earnout Shares from 2024 to 2025;
(ii)	allow Heidmar, any time prior to Closing, to adjust both the number of Holdings Shares each share of Common Stock is converted into pursuant to the Merger and the number of Holdings Shares issued the Heidmar Shareholders at the Closing (so long as such adjustment does not result in the stockholders of the Company receiving less than 5.66% of the Holdings Shares that are outstanding immediately after the Closing and such adjustment does not have a negative impact on the qualification of the Holdings Shares to become listed on Nasdaq),
(iii)	include additional stockholders of the Company who could sign voting agreements in support of the transactions contemplated by Business Combination Agreement;
(iv)	lower the required percentage of shareholders who sign voting agreement from a majority to 45% of the outstanding shares of Common Stock on the record date for the special meeting to approve the transactions contemplated by the Business Combination Agreement;
(v)	allow for Common Stock offerings in excess of $6 million after the record date of the MGO stockholders meeting at which the transactions contemplated by the Business Combination Agreement will be voted on;
(vi)	allow for the issuance of equity linked securities in offerings by the Company so long as such equity linked securities are converted into shares of Common Stock prior to the closing of the transactions contemplated by the Business Combination Agreement;
(vii)	require Holdings to enter into consultancy agreements with certain executive officers of MGO that will be effective on the closing date of the transactions contemplated by the Business Combination Agreement and allow them to continue to manage MGO’s business through its subsidiary, Americana Liberty, LLC, for at least six months following the closing of the transactions Business Combination Agreement;
(viii)	provide for reimbursement by Heidmar to MGO for certain expenses and
(ix)	extend the termination date of the Business Combination Agreement from December 31, 2024 to February 10, 2024.

The foregoing description of the amendment to the Business Combination Agreement is not complete and is qualified in its entirety by reference to the full text thereof, filed herewith as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated by reference in this Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	First Amendment to Business Combination Agreement dated December 17, 2024

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2024	MGO Global Inc.

	By:	/s/ Maximiliano Ojeda
	Name:	Maximiliano Ojeda
	Title:	Chief Executive Officer

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